GIBGOT, WILLENBACHER & CO.
Certfied Public Accountant
                                                       310 EAST SHORE ROAD
                                                  GREAT NECK, NEW YORK 11023
NEIL A. GIBGOT, CPA                                   TEL: (516) 482-3660
WILLIAM L. MERINGOLO, CPA                             FAX: (516) 482-3685
JONATHAN G. SHORE, CPA




To The Shareholders and Board of Directors
MH Elite Portfolio of Funds, Inc.

We have audited the accompanying schedule of investments and statement of assets, liability and net assets of MH Elite Portfolio of Funds, Inc. as of December 31, 2000 the related statement of operations, changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits The financial statements of MH Elite Portfolio of Funds, Inc. as of December 31, 1999 and 1998 were audited by another auditor whose reports dated January 31, 2000 and February 8, 1999, expressed unqualified opinions on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2000, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of MH Elite Portfolio Portfolio of Funds, Inc. as of December 31, 2000, and results of its operations, change in its net assets and its financial highlights for the period presented, in conformity with generally accepted accounting principles.


Gibgot, Willenbach & Co.
CERTIFIED PUBLIC ACCOUNTANTS

Great Neck, New York
February 7, 2001